Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On April 27, 2017, KLR Energy Acquisition Corp. (“KLRE” or the “Company”) and Tema Oil and Gas Company (“Tema”) consummated the previously announced business combination (the “Business Combination”) pursuant to the Business Combination Agreement (the “Business Combination Agreement”) for the acquisition of membership interests in Rosehill Operating Company LLC (“Rosehill Operating”), a newly formed company. Pursuant to the terms of the Business Combination Agreement, KLRE (as Managing Member) controls Rosehill Operating. Rosehill Operating is a newly formed entity that was created to receive and operate oil and gas properties contributed by Tema.

In connection with the completion of the Business Combination, KLRE acquired a portion of the equity of Rosehill Operating, a wholly-owned subsidiary of Tema, through (i) the contribution to Rosehill Operating by KLRE of $35.0 million in cash (the “Cash Consideration”) and the issuance to Rosehill Operating by KLRE of 29,807,692 shares of newly created Class B common stock (which cash and shares of Class B common stock were immediately distributed by Rosehill Operating to Tema) (subject to certain adjustments as set out in the Business Combination Agreement), (ii) the assumption by Rosehill Operating of $55.0 million in Tema indebtedness and (iii) the contribution to Rosehill Operating by KLRE of the remaining cash proceeds of KLRE’s initial public offering. Immediately following the Business Combination, Tema will own approximately 83.6% of the equity of Rosehill Operating (without giving effect to the conversion of any shares of Series A Preferred Stock).

In connection with the closing of the Business Combination, (i) KLRE issued to Rosehill Operating 4,000,000 warrants exercisable for shares of Class A common stock (the “Tema warrants”) in exchange for 4,000,000 warrants exercisable for Rosehill Operating Common Units (such class of warrants, the “Rosehill warrants”). The Tema warrants and Cash Consideration were immediately distributed to Tema. In addition, KLRE contributed proceeds from its issuance of 75,000 shares of 8.0% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and 5,000,000 warrants (the “PIPE Warrants”), exercisable for shares of Class A common stock, for net proceeds of $70.9 million (collectively, the “PIPE Investment”) to Rosehill Operating in exchange for Rosehill Operating Series A Preferred Units (the “Series A Preferred Units”) and additional Rosehill warrants. In addition, KLR Energy Sponsor LLC (“KLR Sponsor”) agreed to transfer (i) 476,540 shares of Class A common stock to certain investors in the PIPE Investment and 37,212 shares of Class A common stock to a stockholder in exchange for its commitment not to redeem shares of Class A common stock (in each case, in lieu of the transfer by KLR Sponsor of such shares to KLRE for cancellation and the reissuance of such shares to such investors) and (ii) 750,000 warrants to purchase Class A common stock of KLRE to Rosemore Inc. (“Rosemore”), Tema’s parent (in lieu of the transfer by KLR Sponsor of such warrants to KLRE for cancellation and the reissuance of such warrants to Rosemore). Conversion of the Series A Preferred Stock into shares of KLRE Class A common stock will result in a reduction in Tema’s ownership in KLRE to approximately 67.9% and will cause the Series A Preferred Units also to convert into common units of Rosehill Operating. After giving effect to the conversion of the Series A Preferred Units into Common Units, KLRE will own approximately 32.1% of Rosehill Operating’s common equity and Tema will own the remaining 67.9%. The Business Combination has been unanimously approved by the board of directors of KLRE and the board of directors of Tema.

The Business Combination Agreement will result in Tema obtaining control of KLRE through the 29,807,692 shares of Class B common stock, representing 83.6% of the voting interest in KLRE (without giving effect to the conversion of any shares of Series A Preferred Stock issued in the PIPE Investment or purchased pursuant to the Side Letter). KLRE will own a direct 100% voting interest in Rosehill Operating as a result of the Business Combination. The Business Combination will be accounted for as a reverse acquisition, pursuant to the guidance in ASC 805-10-55-12. Additionally, since Tema will control Rosehill Operating both before (directly) and after (indirectly, through its control of KLRE) closing the transaction, the consolidation of Rosehill Operating by KLRE results in an initial measurement of the Rosehill Operating assets and liabilities transferred to KLRE equal to the historical carrying amounts of those assets and liabilities on the accounts of Tema on the transfer date. The pro forma adjustments have been prepared as if the Business Combination had taken place on December 31, 2016 in the case of the unaudited pro forma condensed consolidated balance sheet and on January 1, 2016 in the case of the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2016.

Under KLRE’s amended and restated certificate of incorporation, existing public stockholders have the right to redeem, upon the closing of a business combination, shares of Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount of the deposit in the Trust Account. Based on the fair value of the marketable securities held in the Trust Account as of the closing date of $85.3 million, the per share redemption price is $10.44. Rosemore and KLR Sponsor backstopped redemptions by the public stockholders of KLRE once 30% of the outstanding shares of Class A common stock were redeemed by purchasing 20,000 shares of Series A Preferred Stock for $20.0 million pursuant to a side letter entered into between Rosemore, KLR Sponsor and KLRE (the “Side Letter”).

The following unaudited pro forma condensed consolidated financial information reflects the combination of the historical results of both KLRE and Rosehill Operating on a pro forma basis to give effect to the following transactions, which are described in further detail below as if they had occurred on December 31, 2016 for pro forma condensed consolidated balance sheet purposes and on January 1, 2016 for pro forma condensed consolidated statements of operations purposes:

•	Pro Forma Adjustments. Although KLRE (the public company) is the legal acquirer, Tema will control KLRE and Rosehill Operating following the Business Combination. Accordingly, the assets and liabilities of Rosehill Operating will be recorded at the historical values recorded by Tema. The Pro Forma Adjustments reflect the following transactions necessary to execute the Business Combination Agreement:

•	the contribution of a portion of its assets by Tema to Rosehill Operating in exchange for 100% of the issued and outstanding common units of Rosehill Operating;

•	the acquisition by KLRE of approximately 16.4% of the outstanding common membership units in Rosehill Operating from Tema, in exchange for (i) the contribution to Rosehill Operating by KLRE of the Cash Consideration and 29,807,692 shares of newly created Class B common stock (which cash and Class B common stock will immediately be distributed by Rosehill Operating to Tema), (ii) the assumption by Rosehill Operating of $55.0 million in indebtedness and (iii) the contribution to Rosehill Operating by KLRE of the remaining cash proceeds of KLRE’s initial public offering;

•	the issuance of the 4,000,000 Warrants to Rosehill Operating in exchange for Warrants to acquire Rosehill common units, who will then distribute such warrants to Tema;

•	the transfer, in lieu of cancellation and reissuance by KLR Sponsor of 750,000 warrants to purchase Class A common stock of KLRE to Rosemore pursuant to the Side Letter;

•	the conversion of 2,046,330 shares of Class F common stock (the “Founder Shares”) into 4,250,000, shares of Class A common stock prior to redemptions. After redemptions, the conversion of the Founder Shares into 3,475,663 shares of Class A common stock;

•	the issuance by KLRE of 75,000 shares of Series A Preferred Stock and the PIPE Warrants, for net proceeds of $70.9 million ($75.0 million gross proceeds, net of $4.1 million in equity issuance costs) which KLRE will contribute to Rosehill Operating in exchange for Series A Preferred Units and additional Rosehill warrants as well as the transfer, in lieu of cancellation and reissuance of 476,540 shares of KLRE Class A common stock from KLR Sponsor to certain investors in the PIPE Investment;

•	the redemption of 5,804,404 shares of Class A common stock held by public stockholders in connection with the Business Combination as allowed pursuant to KLRE’s amended and restated certificate of incorporation (see Redemption Adjustments below); and

•

the effect of a Tax Receivable Agreement with Tema, which will provide for the payment by KLRE to Tema of 90% of the net cash savings, if any, in U.S. federal, state and local income tax that KLRE actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of (i) any tax basis increases in the assets of Rosehill Operating resulting from the distribution to Tema of the Cash Consideration, the shares of Class B common stock and the Tema Warrants and the assumption of the Tema Liabilities in connection with the Business Combination, (ii) the tax basis increases in the assets of Rosehill Operating resulting from the redemption by Rosehill Operating or the exchange by KLRE, as applicable, of Rosehill Operating Common Units for Class A common stock or cash, as applicable, and (iii) imputed interest deemed to be paid by KLRE as a result of, and additional tax basis arising from, payments it makes under the Tax Receivable Agreement. An increase in the tax basis of assets contributed to Rosehill Operating would occur at the closing of the Business Combination if Tema were to recognize any taxable gain at that time as a result of the distribution (or deemed distribution for U.S. federal income tax purposes) to it of cash, shares of class B common stock and Tema warrants. Based on preliminary calculations prepared by Tema, no gain is expected to be recognized in connection with the closing and, therefore, no liability under the Tax Receivable Agreement has been recognized in the accompanying pro forma balance sheet. In the future, if and when Tema exercises its right to cause Rosehill Operating to redeem all or a portion of its Rosehill Operating Common Units, it is expected that a liability under the Tax Receivable Agreement will be created based on 90% of the estimated future cash tax savings that KLRE will realize as a result of certain increases in the basis of the assets of Rosehill Operating as a result of such redemption; the amount of the increase in asset basis and the related estimated cash tax savings will depend on the price of our Class A common stock at the time of the relevant redemption. Due to the uncertainty surrounding the amount and timing of future redemptions of Rosehill Operating Common Units by Tema, we do not believe it is appropriate to record a Tax Receivable Agreement liability until such time that Tema exercises its right to cause Rosehill Operating to redeem its Rosehill Operating Common Units.

If all of Tema’s Rosehill Operating Common Units were redeemed immediately after the closing of the Business Combination, the estimated deferred tax asset, noncurrent tax receivable agreement liability, and adjustment to additional paid in capital in stockholders’ equity would be approximately $98.7 million, $88.8 million, and $9.9 million, respectively (calculated assuming a market price at the date of conversion of $11.50 per share and using a discount rate equal to one-year LIBOR plus 150 basis points, applied against an estimated TRA undiscounted liability of $111.1 million generally to be realized over the tax recoverable life of proved reserves). The recognition of any future liabilities associated with the Tax Receivable Agreement will reduce the amount of additional paid in capital recognized due to the transaction being among shareholders under common control.

The foregoing amounts are merely estimates based on the assumptions set forth above. The actual amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, including the timing of the exchanges of Rosehill Operating Common Units, the price of Class A common stock at the time of each exchange, the extent to which such exchanges are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable, and the portion of our payments under the Tax Receivable Agreement constituting imputed interest or depletable, depreciable or amortizable basis. Thus, it is likely that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding Tax Receivable Agreement payments as compared to the estimates set forth above.

Redemption Adjustments. Our Sponsor and Rosemore, Inc. agreed to backstop redemptions by public stockholders in excess of 30% of the outstanding shares of Class A common stock by committing to purchase shares of Class A common stock or Series A Preferred Stock in an amount up to $20.0 million pursuant to the Side Letter. The public shareholders redeemed 5,804,404 shares of Class A common stock for cash consideration of $60.6 million, utilizing the entire $20.0 million received pursuant to the side letter. Our Sponsor and Rosemore elected to purchase 20,000 shares of Series A Preferred Stock. Accordingly, the pro forma condensed consolidated financial statements are reflected prior to and after redemptions.

KLRE ENERGY ACQUISITION CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2016

(in thousands, except for share amounts)

	KLRE	Rosehill LLC	Pro forma Adjustments		Pro forma (Prior to Redemptions)	Redemption Adjustment		Pro Forma (After Redemptions)
	(a)	(b)
Revenues	$—	$30,476	$—		$30,476	$—		$30,476

Total revenues	—	30,476	—		30,476	—		30,476

OPERATING EXPENSES:
Lease operating expenses	—	4,800	—		4,800	—		4,800
Production taxes	—	1,541	—		1,541	—		1,541
Gathering and transportation	—	2,398	—		2,398	—		2,398
Depreciation, depletion and amortization expense	—	24,789	—		24,789	—		24,789
Accretion	—	176	—		176	—		176
Impairment of oil and gas properties	—	—	—		—	—		—
Exploration costs	—	794	—		794	—		794
General and administrative expenses	1,637	9,000	(3,408	)(c)	7,229	—		7,229

Gain on sale of oil and gas properties	—	—	—		—	—		—
Loss (gain) on sale of other assets	—	(50)	—		(50)	—		(50)

Total operating expenses	1,637	43,448	(3,408)		41,677	—		41,677

INCOME (LOSS) FROM OPERATIONS	(1,637)	(12,972)	3,408		(11,201)	—		(11,201)

OTHER INCOME (EXPENSE):
Interest income (expense)	197	(1,822)	—		(1,625)	—		(1,625)
Other income (expense), net		(247)	—		(247)	—		(247)

Total other income (expense), net	197	(2,069)	—		(1,872)	—		(1,872)

NET INCOME (LOSS) BEFORE INCOME TAXES	(1,440)	(15,041)	3,408		(13,073)	—		(13,073)
INCOME TAX (EXPENSE) BENEFIT	—	(148)	—	(d)	(148)	—		(148)

NET INCOME (LOSS)	(1,440)	(15,189)	3,408		(13,221)	—		(13,221)

NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST IN SUBSIDIARY	—	—	8,931	(e)	8,931	1,648	(f)	10,579

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,440)	$(15,189)	$12,339		$(4,290)	$1,648		$(2,642)

LOSS PER COMMON SHARE (g):
Basic and diluted	$(0.55)	—			$(0.83)			$(1.75)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (IN THOUSANDS) (h):
Basic and diluted	2,628	—			12,435			5,857

KLRE ENERGY ACQUISITION CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

as of December 31, 2016

(in thousands)

	KLRE	Rosehill LLC	Pro forma Adjustments		Pro forma (Prior to Redemptions)	Redemption Adjustment		Pro Forma (After Redemptions)
	(a)	(b)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$228	$8,434	$85,324	(c)	$115,259	$(40,599	)(k)	$74,660
			70,875	(d)
			(35,000	)(e)
			(7,406	)(f)
			(6,921	)(g)
			(275	)(h)
Accounts receivable, net	—	1,928	—		1,928	—		1,928
Accounts receivable, related party	—	4,837	—		4,837	—		4,837
Inventory	—	280	—		280	—		280
Derivative instruments	—	247	—		247	—		247
Prepaid expenses and other current assets	24	617	—		641	—		641

Total current assets	252	16,343	106,597		123,192	(40,599)		82,593

PROPERTY AND EQUIPMENT, NET (SUCCESSFUL EFFORTS METHOD):
Oil and gas properties (successful efforts method of accounting), net	—	122,267	—		122,267	—		122,267
Other property and equipment, net	—	1,106	—		1,106	—		1,106

Net property and equipment	—	123,373	—		123,373	—		123,373

OTHER NON-CURRENT ASSETS:
Noncurrent assets, net	—	110	—		110	—		110
Cash and marketable securities held in Trust Account	85,324	—	(85,324	)(c)	—	—		—

TOTAL ASSETS	$85,576	$139,826	$21,273		$246,675	$(40,599)		$206,076

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,094	$4,658	$—		$5,752	$—		$5,752
Accounts payable, related parties	—	612	—		612	—		612
Accrued liabilities and other	—	7,205	—		7,205	—		7,205
Derivative instruments	—	1,856	—		1,856	—		1,856
Current portion, capital lease obligation	—	30	—		30	—		30
Current portion, long-term debt	—	—	—		—	—		—

TOTAL CURRENT LIABILITIES	1,094	14,361	—		15,455	—		15,455

NONCURRENT LIABILITIES
Long term debt	—	55,000	—		55,000	—		55,000
Notes payable - related party	275	—	(275	)(h)	—	—		—
Deferred underwriting commission	46	—	(46	)(g)	0	—		0
Deferred rent	—	—	—		—	—		—
Capital lease obligation	—	65	—		65	—		65
Asset retirement obligations	—	5,180	—		5,180	—		5,180

TOTAL LIABILITIES	1,415	74,606	(321)		75,700	—		75,700

Commitments
Class A common stock	79,161		(79,161	)(i)	—

Redeemable noncontrolling interest	—	—	76,433	(e)	76,433	(36,549	)(k)	39,884

KLRE ENERGY ACQUISITION CORP.

	KLRE	Rosehill LLC	Pro forma Adjustments		Pro forma (Prior to Redemptions)	Redemption Adjustment		Pro Forma (After Redemptions)
	(a)	(b)

EQUITY (l):
Members equity	—	65,220	(65,220	)(e)	—	—		—
Preferred Stock, $0.0001 par value			52,944	(d)	52,944	20,000	(k)	72,944
Class A common stock, $0.0001 par value	1	—	1	(j)	2	(1	)(k)	1

Class F common stock, $0.0001 par value	1	—	(1	)(j)	—	—		—
Class B common Stock, $0.0001 par value	—		3	(e)	3			3
Additional paid-in capital	6,447	—	(53,622	)(e),(f)	49,917	(24,049	)(k)	25,868
			17,931	(d)				—
			79,161	(i)				—
Accumulated deficit	(1,449)	—	(6,875	)(g)	(8,324)	—		(8,324)

Total equity	5,000	65,220	24,322		94,542	(4,050)		90,492

TOTAL LIABILITIES AND EQUITY	$85,576	$139,826	$21,273		$246,675	$(40,599)		$206,076

KLRE ENERGY ACQUISITION CORP.

NOTES

1.	Basis of Pro Forma Presentation

Overview

The Business Combination Agreement resulted in Tema obtaining control of KLRE through its 29,807,692 shares of Class B common stock, representing 83.6% of the voting interest in KLRE (without giving effect to the conversion of any shares of Series A Preferred Stock issued in the PIPE Investment or purchased pursuant to the Side Letter). KLRE owns a direct 100% voting interest in Rosehill Operating as a result of the Business Combination. It is expected the Business Combination will be accounted for as a reverse acquisition pursuant to ASC 805-10-55-12 due to Tema having control of Rosehill Operating both before and (through control of KLRE) after the Business Combination. As such, the consolidation of Rosehill Operating by KLRE results in an initial measurement of the Rosehill Operating assets and liabilities transferred to KLRE equal to the historical carrying amounts of those assets and liabilities on the accounts of Tema on the transfer date. The pro forma adjustments have been prepared as if the Business Combination had taken place on December 31, 2016 in the case of the unaudited pro forma condensed consolidated balance sheet and on January 1, 2016 in the case of the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2016.

The unaudited pro forma information presented herein reflects events directly attributable to the described transactions, are factually supportable, and, with respect to the statement of operations, are expected to have a continuing impact on KLRE’s results following the completion of the Business Combination. Such pro forma information is not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above, or the results of the combined company that may be achieved in the future. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual results may differ from the pro forma results indicated herein. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Business Combination as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with:

•	The carve out financial statements of the Assets and Liabilities of the Business to be Contributed to Rosehill Operating and related notes for the year ended December 31, 2016, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rosehill Operating” for this period, included in the Proxy Statement dated April 12, 2017, as amended and supplemented (the “Proxy Statement”);

•	KLRE’s historical financial statements and related notes for the year ended December 31, 2016, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations of KLRE” for this period, included in the Proxy Statement; and

•	other information related to KLRE and Rosehill Operating included in the Proxy Statement.

The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. The unaudited pro forma condensed consolidated financial information does not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or other costs following the Business Combination that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred related to the Business Combination are not included in the unaudited pro forma condensed consolidated statements of operations. However, the impact of such transaction-related expenses is reflected in the unaudited pro forma condensed consolidated balance sheet as an adjustment to accumulated deficit and cash.

No current or deferred income tax liability is recorded as a result of the Business Combination since its legal form (an investment in a newly created entity taxed as a pass-through partnership for U.S. federal income tax purposes) does not result in a taxable event to KLRE. KLRE will be taxed on its share of future earnings not attributed to Tema’s interest (depicted as non-controlling interest), whereas Tema will continue to bear its share of income tax on its share of future earnings. The income tax burden on the earnings taxed to Tema is not reported by KLRE in the consolidated financial statements under GAAP.

KLRE ENERGY ACQUISITION CORP.

The Company does not anticipate an increase in the tax basis of Rosehill Operating assets in connection with the distribution to Tema of Cash Consideration, shares of Class B common stock and Tema warrants and the assumption of Tema liabilities in connection with the Business Combination; therefore, no Tax Receivable Agreement liability is reflected in the unaudited pro forma condensed consolidated financial information. Liabilities under the Tax Receivable Agreement will be recognized upon the future redemption by Tema or the exchange by the Company, as applicable, of Rosehill Operating Common Units for Class A common stock or cash, as applicable.

2.	Pro Forma Adjustments and Assumptions

Pro Forma Adjustments to the Statement of Operations:

(a)	Represents the KLRE historical statement of operations for the year ended December 31, 2016.

(b)	Represents the historical statement of operations of the assets and liabilities of the business to be contributed to Rosehill Operating for the year ended December 31, 2016.

(c)	Represents $3.4 million non-recurring transaction costs incurred through December 31, 2016 related to the Business Combination which have been excluded from the unaudited pro forma statement of operations.

(d)	No pro forma adjustment for income tax benefit was reflected in the pro forma statement of operations. The Company is a newly formed Subchapter C corporation with no income tax refund potential. Accordingly, no deferred tax asset created by the loss was judged to be, more likely than not, collectible.

(e)	Represents net income (loss) attributable to the redeemable noncontrolling interest in the total pro forma consolidated net income (loss) based on Tema’s ownership of Rosehill Operating as a result of the Business Combination.

(f)	Represents net income (loss) attributable to the redeemable noncontrolling interest in Rosehill Operating by Tema on the total pro forma consolidated net income (loss) after redemptions.

(g)	Reflects basic and diluted earnings per common share after the impact of the Business Combination and the PIPE Investment. Earnings per share includes adjustments for 8% Series A Preferred Stock dividends not available to common shareholders. Outstanding KLRE warrants (as disclosed in footnote (k) below) were excluded in the calculation of diluted net earnings per share as inclusion would have been anti-dilutive. The following table sets forth the computation of pro forma basic and diluted loss per common share for the year ended December 31, 2016, assuming scenarios, in which (i) prior to redemptions, and (ii) 5,804,404 shares of Class A common stock are redeemed and 20,000 shares of Series A Preferred Stock are purchased pursuant to the Side Letter (in thousands except per share data):

	For the Year Ended December 31, 2016
	Prior to Redemptions	After Redemptions and where Side Letter purchasers buy Series A Preferred
Net loss attributable to common shareholders	$(4,290)	$(2,642)
Pro forma adjustment to reflect Series A Preferred Stock dividend	(6,000)	$(7,600)

Net loss used to compute pro forma net loss per share	$(10,290)	$(10,242)
Pro Forma Weighted Average Common Shares Outstanding
Basic and Diluted	12,435	5,857
Pro Forma Net Loss Per Common Share
Basic and Diluted	$(0.83)	$(1.75)

KLRE ENERGY ACQUISITION CORP.

(h)	The following table represents Pro forma weighted average shares outstanding prior to and following the redemptions (in thousands):

	Prior to Redemptions	Reflective of Redemptions where Side Letter purchasers buy Series A Preferred
Shares of Class A Common Stock before the Business Combination	8,185	8,185
Founder Shares converted to Class A Common Stock(i)	4,250	3,476
Shares of Class A Common Stock redeemed	—	(5,804)

Weighted-average shares of Class A Common Stock outstanding	12,435	5,857

(i)	Conversion of the Founder Shares into shares of Class A common stock is limited to 4,250,000 shares prior to the redemptions. After redemptions, the conversion of the Founder Shares into shares of Class A common stock is limited to 3,475,663. Following the conversion, the Founder Shares were canceled.

Pro Forma Adjustments to the Balance Sheet:

(a)	Represents the KLRE historical balance sheet as of December 31, 2016.

(b)	Represents the balance sheet of the assets and liabilities of the business to be contributed to Rosehill Operating as of December 31, 2016.

(c)	Represents the adjustment of $85.3 million related to the reclassification of $85.3 million of cash equivalents held in the Trust Account to cash and cash equivalents to reflect the fact that these investments are available for use in connection with the Business Combination.

(d)	Reflects the issuance by KLRE of 75,000 Series A Preferred Stock at $1,000 per share and 5,000,000 PIPE Warrants to the PIPE Investors in connection with the closing of the Business Combination for net proceeds of $70.9 million, in addition to the 476,540 shares of Class A common stock transferred, in lieu of cancellation and reissuance, by KLR Sponsor to the PIPE Investors in connection with the closing of the Business Combination. The transfer of Class A common shares to the PIPE Investors by KLR Sponsor is considered an in-substance capital contribution to KLRE. The net proceeds of the PIPE Investment have been allocated among the Preferred, PIPE Warrants and 476,540 shares of Class A common shares based on the relative fair value of the instruments. The fair value allocated to the Preferred Stock is reflected as Preferred Stock whereas the remaining value is reflected as additional paid-in capital. The following table illustrates the relative fair value allocated to each instrument (in thousands):

Net proceeds of PIPE Investment	$70,875
Proceeds allocated to:
Preferred stock	52,944
Warrants	14,436
Class A common stock	3,495

(e)	Represents the acquisition by KLRE of approximately 16.4% of the outstanding common membership units in Rosehill Operating from Tema, in exchange for (i) the contribution to Rosehill Operating by KLRE of the Cash Consideration and related distribution to Tema, (ii) 29,807,692 shares of Class B common stock and the Tema Warrants (which Cash Consideration, Class B common stock, and warrants will immediately be distributed by Rosehill Operating to Tema), (iii) the assumption by Rosehill Operating of $55.0 million in indebtedness, (iv) the contribution to Rosehill Operating by KLRE of the remaining cash proceeds of KLRE’s IPO and the PIPE Investment and (v) the transfer, in lieu of cancellation and reissuance, by KLR Sponsor of 750,000 warrants to purchase Class A common stock of KLRE to Rosemore pursuant to the Side Letter. The interest in the net assets of Rosehill Operating not attributable, directly or indirectly, to KLRE are represented as redeemable noncontrolling interest. The Company has classified the noncontrolling interest as temporary equity as Tema has the election to cause redemption of the common membership units in Rosehill Operating it retained in connection with the Business Combination Agreement through the issuance of Class A common shares or cash, at Rosehill Operating’s election.

KLRE ENERGY ACQUISITION CORP.

(f)	Represents $7.4 million of working capital adjustment paid to Tema at closing pursuant to the Business Combination Agreement.

(g)	Represents $6.9 million of banking, legal and accounting fees that were expensed (not capitalized within equity) in connection with the Business Combination as well as $46,330 of deferred underwriting commissions which were accrued as of December 31, 2016. $3.4 million of the cost was incurred by Tema, and will be reimbursed upon closing.

(h)	Reflects the repayment of $275,000 of related party notes due KLR Sponsor and its affiliates upon consummation of the Business Combination.

(i)	Represents an adjustment of $79.2 million related to shares of Class A common stock that were subject to possible redemption from redeemable equity in KLRE’s historical consolidated balance sheet as of December 31, 2016 to permanent equity in connection with the Business Combination. These shares are no longer redeemable and have been reclassified from redeemable equity to additional paid in capital and Class A common stock, $0.0001 par value.

(j)	Represents the conversion of 2,046,330 Class F Founders Shares into 3,475,663 shares of Class A common stock upon the closing of the Business Combination and the redemptions of the Class A common stock.

(k)	Reflects the redemption of 5,804,404 shares of Class A common stock (approximately 76.4% of total shares available for redemption), for approximately $60.6 million using proceeds from the Trust Account and $20.0 million received pursuant to the Side Letter. Pursuant to the Side Letter, Rosemore and KLR Sponsor purchased 20,000 shares of Series A Preferred Stock for $20.0 million. Pro forma cash after the redemptions is $74.6 million. As a result of this redemption, Tema’s interest in KLRE will be approximately 83.6%.

(l)	The following tables reflects the authorized, issued and outstanding shares of common and preferred stock:

	KLRE	Rosehill LLC	Pro forma Adjustments		Pro forma (Prior to Redemptions)	Redemption Adj.		Pro forma (After Redemptions)
Temporary Equity
Class A common stock
Issued	7,597,044	—	(7,597,044	)(i)	—	—		—
Stockholders’ equity
Preferred Stock
Authorized	—	—	1,000,000		1,000,000	—		1,000,000
Issued and outstanding	—	—	75,000	(ii)	75,000	20,000	(v)	95,000
Class A common stock, $0.0001 par value
Authorized	35,000,000	—	60,000,000		95,000,000			95,000,000
Issued and outstanding	588,276	—	7,597,044	(i)	12,435,320	(5,804,404	) (vi)	5,856,579
			4,250,000	(iii)		(774,337	) (iii)
Class F common stock, $0.0001 par value
Authorized	6,000,000	—	(6,000,000	)(iii)	—	—		—
Issued and outstanding	2,046,330	—	(2,046,330	)(iii)	—	—		—
Class B common stock, $0.0001 par value
Authorized	—	—	30,000,000		30,000,000	—		30,000,000
Issued and outstanding	—	—	29,807,692	(iv)	29,807,692	—		29,807,692
Warrants	16,594,158	—	4,000,000	(iv)	25,594,158	—		25,594,158
			5,000,000	(ii)

(i)	Reclassification of redeemable equity as described in note (i) above
(ii)	Issuance of Series A Preferred Stock and warrants to the PIPE Investors
(iii)	Conversion of the Founder Shares to Class A common shares is limited to 4,250,000 shares, including 476,540 shares provided to PIPE Investors by the founders prior to the redemptions. Upon the redemptions, the conversion of the Founder Shares to Class A common shares is limited to 3,475,663. Following the conversion, the Founder Shares were canceled
(iv)	Issuance of Class B common stock and Tema warrants to Rosehill Operating
(v)	Issuance of Series A Preferred stock pursuant to the Side Letter, as the proceeds received from the backstop were used to purchase Series A Preferred stock
(vi)	Shares of Class A common stock redeemed